Exhibit 10.17.1

FIRST AMENDMENT

TO THE

SAKS INCORPORATED DEFERRED COMPENSATION PLAN

(as amended and restated effective May 1, 2002)

The Saks Incorporated Deferred Compensation Plan (the “Plan”) is hereby amended, effective April 1, 2004, as follows:

1. Section 2.01 is amended by adding the following at the end of the Section:

“For members of the Corporation’s Board of Directors, the term Basic Compensation means retainers and attendance fees paid by the Corporation to the Director for service as a Director.”

2. Section 2.06 is amended by adding the following at the end of the Section:

“For members of the Corporation’s Board of Directors, the term Compensation means retainers and attendance fees paid by the Corporation to the Director for service as a Director.”

3. Section 2.16 is amended by adding the following at the end of the Section:

“The term Employee shall also include members of the Corporation’s Board of Directors.”

4. The first paragraph of Section 3.01 is amended by adding the following at the end of the paragraph:

“Effective April 1, 2004, members of the Corporation’s Board of Directors shall be eligible to participate in the plan.”

5. Subsection 4.01(a)(2) is amended to read as follows:

“(2)	In-service Deferral Buckets - used to account for amounts to be distributed at times selected by the Participant, without regard to the Participant’s retirement date. A Participant may elect to maintain up to three in-service deferral buckets.”

6. Subsection 4.01(b) is amended to read as follows:

“(b)	Stock Grant Account. In addition, if applicable, the Committee shall establish a separate book reserve account (the Stock Grant Account as defined in Section 2.25 hereof) for the purpose of determining deferred compensation payable to the Participant attributable to the deferral of grants of Corporate Stock under Section 4.06. Such account shall be governed by the provisions of this Article 4. The entire Stock Grant Account shall be maintained as one or more separate in-service stock grant buckets. Each Participant may elect to maintain up to three in-service stock grant buckets.”

7. Subsection 4.02(a)(4) is amended by adding the following at the end of the subsection:

“Notwithstanding the foregoing, a Participant who is a member of the Corporation’s Board of Directors may elect to make a deferral of up to one hundred percent (100%) of the Participant’s Basic Compensation.”

8. The first sentence of subsection 4.07(b)(1) is amended to read as follows:

“Amounts credited to a Participant’s Stock Grant Account shall initially be valued as if the credits to such account were invested in Corporate Stock.”

9. Subsection 4.07(b)(2) is amended to read as follows:

“(2)	A Participant who is subject to the fixed interest methodology described in subsection 4.07(a)(3) above and who has a Stock Grant Account will have a one-time opportunity to change the investment election of his Stock Grant Account. The election will allow a Participant to change his investment credits from being determined based on Corporate Stock to being determined based on the fixed interest methodology. Once made, this election can never be reversed.”

10. Section 4.07(b) is amended by adding the following new subsection (3) at the end of the Section:

“(3)	A Participant who is not subject to the fixed interest methodology described in subsection 4.07(a)(3) above and who has a Stock Grant Account will be free to change the investment elections applicable to his Stock Grant Account at any time in accordance with the investment rules applicable to the Participant’s Deferred Compensation Account as described in subsection 4.07(a)(2) hereof.”

11. Subsection 5.02(b)(1) is amended to read as follows:

“For each in-service deferral bucket described in subsection 4.01(a)(2) and each in-service stock grant bucket described in subsection 4.01(b), the Participant shall designate the number of installments, from one to ten, and the year in which installments are to commence.”

IN WITNESS WHEREOF, Saks Incorporated has caused this First Amendment to the Saks Incorporated Deferred Compensation Plan to be executed by its duly authorized officer on this 20th day of February, 2004.

SAKS INCORPORATED

By:	/s/ Charles J. Hansen
Title:	EVP

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